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                                                                   Exhibit 10.12

                             EMPLOYMENT AGREEMENT


          THIS AGREEMENT is made as of January 20, 2000, between The Derby Cycle Corporation, a Delaware corporation (the "Company"), and Carlos Tribino ("Executive").

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Employment. The Company, (or Newco, if applicable) shall employ Executive, and Executive hereby accepts employment with the Company (or Newco, if applicable), upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

          2.   Position and Duties.

          (a) During the Employment Period, Executive shall serve as the General Manager of the Company's Internet business division (the "Division") and shall have the normal duties, responsibilities and authority of the Division's General Manager, subject to the power of the Company's President and the Company's board of directors ("Board") to expand or limit such duties, responsibilities and authority and to override actions of officers of the Company. If the Division is spun-off into a wholly owned subsidiary ("Newco") of the Company, Executive shall become the General Manager of Newco and the Company and Executive agree that this Agreement (and the rights and obligations hereto) shall be assigned to Newco.

          (b) During the Employment Period, Executive shall report to the Company's President and shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Division (or Newco, if applicable). Executive shall perform his duties and responsibilities to the Division (or Newco, if applicable) hereunder to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. The Executive and the Company hereby agree that the Executive's principal office will be located in the Stamford, Connecticut, area.

          3.   Compensation and Benefits.

          (a) During the Employment Period, Executive's base salary shall be $150,000 per annum or such higher rate as the Company's President and the Board may designate from time to time (the "Base Salary"), which salary shall be payable in regular installments in accordance with the Company's general payroll practices. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs (including medical, pension and life insurance) for which senior executive employees of the Company are generally eligible, and Executive shall be entitled to three weeks of paid vacation each year, which if not taken during any year may not be carried forward to any subsequent year. Such vacation shall be taken at such time or times as the Company's President approves in advance.

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          (b)  For each calendar year during the Employment Period, beginning with calendar year 1999, the Company (or Newco, if applicable) shall pay to the Executive a bonus of thirty-five percent (35%) of the Base Salary which the Executive earned during such calendar year if the Executive achieves his personal targets and business goals, with such targets and goals to be determined mutually by the Company's President and Executive at the outset of each fiscal year. Executive's 1999 fiscal year bonus shall be pro-rated to reflect the start of Executive's employment on August 23, 1999. If such personal targets and goals are not met or are exceeded, then the Executive shall be eligible for such lower bonus (if targets and goals are not met) or higher bonus (if targets and goals are exceeded) as determined by the Company's President.

          (c) The Company shall be entitled to offset any bonus received by Executive against amounts due under the Promissory Note executed by the Executive in the amount of $75,000, dated January 20, 2000.

          (d) During the Employment Period, the Company (or Newco, if applicable) shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          4.   Termination.

          (a) The Employment Period shall continue until Executive's resignation, death or disability or other incapacity (as determined by the Board in its good faith judgment) or until the Company's President determines in its good faith judgment that termination of Executive's employment is in the best interests of the Company(or Newco, if applicable); provided that, Executive hereby agrees not to resign from the Company (or Newco, if applicable) until and unless the Executive provides three months prior written notice. The Company (or Newco, if applicable) agrees not to terminate Executive's employment without Cause until and unless it (or Newco, if applicable) provides three months prior written notice to Executive.

          (b) Except as otherwise expressly provided herein, all of Executive's rights to salary, bonuses, fringe benefits and other compensation hereunder which accrue or become payable after the termination or expiration of the Employment Period shall cease upon such termination or expiration. The Company (or Newco, if applicable) may offset any amounts Executive owes the Company or its subsidiaries against any amounts it owes Executive hereunder.

          (c) For purposes of this Agreement, "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving disloyalty, fraud or material dishonesty with respect to the Division, the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Division, the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) repeated failure to perform material duties as reasonably directed by the Company's President, (iv) gross negligence or willful misconduct with respect to the Division, the Company or any of its

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Subsidiaries, (v) chronic drug or alcohol abuse (include, without limitation,
DWI charges or similar), or (vi) any other material breach of this Agreement by the Executive if such breach is not cured within 30 days of Executive receiving written notice of such breach; provided that Cause shall not be deemed to exist unless (A) the Company provides to the Executive a written notice specifying in detail the reasons for (and/or breaches leading to) the existence of Cause within 30 days of becoming aware of the existence of such Cause and (B) to the extent curable, the Executive has had 30 days after receipt of the Company's written notice to cure the existence of any such Cause.

          5. Confidential Information. Executive acknowledges that the information, observations and data (including trade secrets) obtained by him while employed by the Division (or Newco, if applicable) and the Company and its subsidiaries concerning the business or affairs of the Division (or Newco, if applicable), and the Company and its subsidiaries ("Confidential Information") are the property of the Division (or Newco, if applicable) and the Company and its subsidiaries. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Company's President.

          6.   Non-Compete, Non-Solicitation.

          (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Division (or Newco, if applicable) and the Company and its subsidiaries, he shall become familiar with the Division's (or Newco's, if applicable) and the Company's and its subsidiaries' trade secrets and with other Confidential Information concerning the Division (or Newco, if applicable) and the Company and its subsidiaries and that his services shall be of special, unique and extraordinary value to the Division (or Newco, if applicable) and the Company and its subsidiaries. Therefore, Executive agrees that, during the Employment Period and for one year thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any bicycle, bicycle accessory or Internet business competing with the Division (or Newco, if applicable) or the Company or its subsidiaries, as such businesses exist, within any geographical area in which the Division (or Newco, if applicable) or the Company and its subsidiaries engage in such businesses.

          (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Division (or Newco, if applicable) or the Company and its subsidiary to leave the employ of the Division (or Newco, if applicable) or the Company and its subsidiaries, or in any way interfere with the relationship between the Division (or Newco, if applicable) and the Company and its subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Division (or Newco, if applicable) and the Company or its subsidiaries, at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Division (or Newco, if applicable) or the Company and its subsidiaries to cease doing business with the Division (or Newco, if applicable) and the Company and its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Division (or Newco, if applicable) or the Company and its subsidiaries (including, without

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limitation, making any negative or disparaging statements or communications regarding the Division (or Newco, if applicable) or the Company and its subsidiaries).

          (c) If, at the time of enforcement of paragraphs 5 or 6 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. In the event a breach or threatened breach of this Agreement, the Company and its subsidiaries or its successors or assigns, in addition to other rights and remedies existing in their favor, shall be entitled to specific performance and/or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

          7. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          8. Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including, without limitation, all terms and conditions of the confirmation of an offer between the parties hereto, dated on or about July 23, 1999 except for the grant of an equity interest in Bikeshop.com referred to in the third to last paragraph thereof), but excluding any breaches thereof by either party prior to the date hereof.

          9. Governing Law. The validity, construction, interpretation, administration and effect of this Agreement shall be governed, construed and interpreted under the laws of the state of New York without giving any effect to any choice of law rules of any state.

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          10.  Arbitration. Sections 4.7 and 4.8 of the Management Stock
Purchase Agreement, dated as of the date hereof between the parties hereto, is hereby incorporated herein by reference.

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